Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    October 16, 2006

                        RATING (S&P/Moodys/Fitch)          POOLFACTOR          PAY                  COUPON
TRANCHE      CURRENCY       ORIGINAL     CURRENT       ORIGINAL    CURRENT  FREQUENCY         BASIS           CURRENT
----------------------------------------------------------------------------------------------------------------------
Class A        USD     AAA /Aaa/AAA   AAA /Aaa/AAA       100%       100%     Monthly   1 Mth LIBOR +  0.02%   5.35000%
Class B        USD        A/A1/A         A/A1/A          100%       100%     Monthly   1 Mth LIBOR +  0.18%   5.51000%
Class C        USD     BBB/Baa2/NR     BBB/Baa2/NR       100%       100%     Monthly   1 Mth LIBOR +  0.32%   5.65000%

     Scheduled start of Controlled Accumulation Period:   1 June, 2007
     Expected maturity:                                   15 December, 2008
     Legal final maturity:                                15 December, 2010
     Structure:                                           Sr/sub Seq Pay
     Tax Election:                                        Debt
     Amort. Type:                                         Soft Bullet
     Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
     Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
     Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
     Trustee:                                             Bank of New York (The)
     Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance
----------------------------------------------------------------------------------------------------------------------

Month end     Gross      Expense     Gross Charge     Net Charge    Excess       Excess          Transferor Interest
             Yield (%)   Rate (%)    Off Rate (%)    Off Rate (%)  Spread (%)   Spread (%)            %      Min %
                                                                               Roll 1/4 Ave
30 Sep 2006   19.17%      5.90%           8.08%         7.78%         5.48%        6.40%            39.33%     6%
31 Aug 2006   20.19%      5.89%           8.23%         7.93%         6.37%        7.11%            39.93%     6%
31 Jul 2006   19.79%      5.30%           7.39%         7.15%         7.34%        7.57%            40.80%     6%
30 Jun 2006   20.24%      5.82%           7.04%         6.81%         7.61%        7.44%            41.13%     6%
31 May 2006   21.17%      5.64%           7.96%         7.76%         7.77%        7.62%            42.10%     6%
30 Apr 2006   17.93%      4.94%           6.19%         6.04%         6.95%        7.50%            42.57%     6%

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

Delinquencies (loans which are 30 days or more past due)
----------------------------------------------------------------------------------------------------------------------
                                                     (% Pool)
               ---------------------------------------------------------------------------------------
Month end        30-59 days            60-89 days              90-179 days             180+ days               Total
---------        ----------            ----------              -----------             ---------               -----
30 Sep 2006        1.30%                  1.06%                     2.57%                 3.84%                8.78%
31 Aug 2006        1.33%                  1.03%                     2.61%                 3.71%                8.68%
31 Jul 2006        1.32%                  1.01%                     2.63%                 3.64%                8.60%
30 Jun 2006        1.27%                  1.02%                     2.59%                 3.59%                8.47%
31 May 2006        1.29%                  1.06%                     2.48%                 3.47%                8.31%
30 Apr 2006        1.37%                  1.03%                     2.43%                 3.47%                8.30%

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

Payment Rate
--------------------------------------------------------------------------------
                  Payments                                Pool balance
             ------------------------                     ------------
Month End    Total ((pound)000)Rate (%)                    (pound)000

30 Sep 2006    1,033,824  21.48%                            4,764,939
31 Aug 2006    1,141,613  23.38%                            4,812,820
31 Jul 2006    1,099,658  22.39%                            4,883,405
30 Jun 2006    1,144,949  22.93%                            4,911,036
31 May 2006    1,202,916  23.90%                            4,992,642
30 Apr 2006      977,762  19.57%                            5,033,594

--------------------------------------------------------------------------------

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Average Actual Balance:                (pound) 1,084

Number of Accounts:                        4,396,296
-----------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 16th day of October, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business